Exhibit 99.1

MedAssets Reports First Quarter 2012 Financial Results

ATLANTA--(BUSINESS WIRE)--May 2, 2012--MedAssets, Inc. (NASDAQ: MDAS) today announced results for its first quarter ended March 31, 2012, which are summarized in the table below:

($ in millions, except per share)	1Q-12	1Q-11	% Change
Net Revenue:
Spend and Clinical Resource Mgmt (SCM)	$93.3	$79.3	17.6%
Revenue Cycle Management (RCM)	56.6	51.2	10.5
Total Net Revenue	149.9	130.5	14.8%
Non-GAAP acquisition-related purchase
accounting revenue adjustments [a]	--	5.6	nm
Total non-GAAP Net Revenue	149.9	136.1	10.1%
Net loss	(0.2)	(16.2)	nm
Loss per share – diluted	(0.00)	(0.28)	nm
Non-GAAP adjusted EBITDA	46.4	40.9	13.3%
Non-GAAP adjusted earnings per share - diluted	$0.24	$0.17	41.2%
Weighted average shares - diluted [b]	57.0	57.2	nm

(a) Non-GAAP acquisition-related purchase accounting revenue adjustments reflect net revenue that would have been recognized after completion of the Broadlane acquisition if not for the GAAP-related purchase accounting revenue adjustments. A detailed explanation is provided under “Use of Non-GAAP Financial Measures” following the accompanying financial schedules.

(b) Given MedAssets’ net loss in the periods ended March 31, 2012 and 2011, basic and diluted weighted average shares are the same in each respective period.

Net Revenue

Total net revenue for the first quarter of 2012 increased 14.8% to $149.9 million from $130.5 million in the first quarter of 2011. On a non-GAAP basis, adjusted for acquisition-related purchase accounting revenue adjustments, total net revenue of $149.9 million in the first quarter of 2012 increased 10.1% from total non-GAAP net revenue of $136.1 million in the first quarter of 2011. Net revenue in the SCM segment grew 9.9% to $93.3 million from non-GAAP net revenue of $84.9 million in the first quarter of 2011 primarily due to earlier-than-expected recognition of certain guarantee-related revenue and performance fees as well as continued growth in group purchasing-related net administrative fees. Net revenue in the RCM segment increased 10.5% to $56.6 million from $51.2 million in the first quarter of 2011 as technology-related revenue grew 10.0% and services-related revenue increased 11.9%.

Non-GAAP Adjusted EBITDA

Total non-GAAP adjusted EBITDA was $46.4 million, or 31.0% of total net revenue, in the first quarter of 2012, a 13.3% increase over total non-GAAP adjusted EBITDA of $40.9 million, or 30.1% of total non-GAAP net revenue, in the first quarter of 2011.

Net Loss and Non-GAAP Adjusted Earnings Per Share (EPS)

Net loss in the first quarter of 2012 was $0.2 million, or a loss of $0.00 per share, versus a net loss of $16.2 million, or a loss of $0.28 per share, in the first quarter of 2011. The first quarter of both years was impacted by acquisition and integration-related expenses associated with the purchase of Broadlane in November 2010.

Non-GAAP adjusted EPS, defined as EPS excluding non-cash acquisition-related intangible amortization, share-based compensation, acquisition-related expenses and non-recurring items on a tax-adjusted basis, increased 41.2% to $0.24 per share in the first quarter of 2012, versus non-GAAP adjusted EPS of $0.17 per share in the first quarter of 2011.

Cash Flow and Capital Resources

Cash provided by operating activities in the first quarter of 2012 was $18.8 million, a 4.5% increase from $18.0 million in the first quarter of 2011. The Company’s balance sheet at March 31, 2012 included $955.6 million in total bank and bond debt, net of cash and cash equivalents, which represented leverage of approximately 5.0 times non-GAAP adjusted EBITDA for the trailing twelve-month period.

2012 Financial Guidance

MedAssets reiterated its full-year 2012 financial guidance, as follows:

($ in millions, except per share)	FY 2012	Y-Y % change
Net Revenue:
SCM segment	$ 378 - 386	2.1 - 4.3%
RCM segment	217 - 225	1.3 - 5.0%
Total Net Revenue	596 - 610	2.0 - 4.4%
Non-GAAP adjusted EBITDA	193 - 203	4.8 - 10.3%
GAAP EPS – diluted	0.11 - 0.21	nm
Non-GAAP adjusted EPS - diluted	$1.00 - 1.10	0.1 - 11.1%

Non-GAAP Contracted Revenue

At March 31, 2012, MedAssets rolling 12-month non-GAAP contracted revenue estimate was $579.2 million (SCM segment - $356.5 million; RCM segment - $222.7 million), a year-over-year increase of 4.3%. Non-GAAP contracted revenue is the Company’s estimate of contractually committed revenue to be generated under existing client contracts in the forward 12-month period.

Conference Call Information

Time/Date:	5:00 p.m. ET today, Wednesday, May 2, 2012
Phone:	866-200-6965 (or 646-216-7221 for international/local callers), PIN code 37452992
Webcast:	http://ir.medassets.com, “Events & Presentations” page; Archive will be available for over 30 days
Replay:	Call 866-206-0173 or 646-216-7204 (PIN code 271268)

About MedAssets

MedAssets (NASDAQ: MDAS) partners with healthcare providers to improve their financial strength by implementing revenue cycle, spend and clinical resource management solutions that help capture revenue, control cost, improve margins and cash flow, increase regulatory compliance, and optimize operational efficiency. MedAssets serves more than 4,200 hospitals and 100,000 non-acute healthcare providers. The company currently manages $48 billion in supply spend and touches over $340 billion in gross patient revenue annually through its revenue cycle solutions. For more information, go to www.medassets.com.

Use of Non-GAAP Financial Information

In order to provide investors with greater insight, promote transparency and allow for a more comprehensive understanding of the information used by management and the board of directors in their financial and operational decision-making, the Company supplements its consolidated financial statements presented on a GAAP basis herein with the following non-GAAP financial information: gross fees; gross administrative fees; revenue share obligation; acquisition-related purchase accounting revenue adjustments; EBITDA; adjusted EBITDA; adjusted EBITDA margin; adjusted net income; diluted adjusted EPS; and contracted revenue. Reconciliations of these non-GAAP measures to their most directly comparable GAAP measures, where possible, are included in the accompanying financial schedules. Also, see "Use of Non-GAAP Financial Measures" following the financial schedules for more information.

Safe Harbor Statement

This Press Release contains forward-looking statements within the meaning of the Securities Act of 1933 and the Securities Exchange Act of 1934, as amended by the Private Securities Litigation Reform Act of 1995, and include the intent, belief or current expectations of the Company and its management team with respect to the Company’s future business operations that include, but are not limited to: 2012 financial guidance, revenue growth and other financial projections and forecasts; and the Company’s ability to successfully integrate and capitalize on synergies associated with recent acquisitions and any other future acquisitions. Any forward-looking statements are not guarantees of future performance, involve risks and uncertainties, and actual results may differ materially from those contemplated by such forward-looking statements. Important factors currently known to management that could cause actual results to differ materially from those contemplated by the forward-looking statements in this Press Release include, but are not limited to: failure to realize improvements in performance, efficiency and profitability; failure to complete anticipated sales under negotiations; failure to successfully implement revenue backlog; lack of revenue growth; client losses; and adverse developments with respect to the operation or performance of the Company’s business units or the market price of its common stock. Additional factors that could cause actual results to differ materially from those contemplated within this Press Release can also be found in the Company’s Risk Factor disclosures in its Form 10-K for the year ended December 31, 2011 filed with the Securities and Exchange Commission and available at http://ir.medassets.com. The Company disclaims any responsibility to update any forward-looking statements.

mdas/F

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(UNAUDITED)

In 000s, except per share data	Three Months Ended
	March 31,
	2012	2011	% Change
Revenue:
Administrative fees, net	$65,416	$56,582	15.6%
Other service fees	84,474	73,977	14.2%

Total net revenue	149,890	130,559	14.8%

Operating expenses:
Cost of revenue	31,283	30,555	2.4%
Product development expenses	6,922	6,673	3.7%
Selling and marketing expenses	14,548	12,601	15.5%
General and administrative expenses	53,836	49,141	9.6%
Acquisition and integration-related expenses	1,249	12,143	-89.7%
Depreciation	6,414	5,679	12.9%
Amortization of intangibles	18,930	20,240	-6.5%

Total operating expenses	133,182	137,032	-2.8%

Operating income (loss)	16,708	(6,473)	na
Other income (expense):
Interest expense	(17,179)	(18,049)	-4.8%
Other income	107	171	-37.4%

Loss before income taxes	(364)	(24,351)	-98.5%
Income tax benefit	(125)	(8,181)	-98.5%

Net loss	(239)	(16,170)	-98.5%

Basic net loss per share	(0.00)	(0.28)	na

Diluted net loss per share	$(0.00)	$(0.28)	na

Weighted average shares — basic	57,029	57,233
Weighted average shares — diluted	57,029	57,233	-0.4%

CONDENSED CONSOLIDATED BALANCE SHEETS
(UNAUDITED)

	March 31,	December 31,
In 000s, except share and per share amounts	2012	2011

ASSETS
Current assets
Cash and cash equivalents	$1,490	$62,947
Accounts receivable, net of allowances of $3,738 and $3,891 as of March 31, 2012 and
December 31, 2011	101,252	104,039
Deferred tax asset, current	15,406	15,434
Prepaid expenses and other current assets	20,824	18,488

Total current assets	138,972	200,908

Property and equipment, net	109,392	101,471
Other long term assets
Goodwill	1,027,847	1,027,847
Intangible assets, net	384,302	403,371
Other	57,772	61,381
Other long term assets	1,469,921	1,492,599

Total assets	$1,718,285	$1,794,978

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities
Accounts payable	$15,113	$21,185
Accrued revenue share obligation and rebates	63,416	70,906
Accrued payroll and benefits	14,656	33,265
Other accrued expenses	25,456	17,811
Deferred revenue, current portion	60,263	48,459
Deferred purchase consideration	-	120,136
Current portion of notes payable	6,350	6,350
Current portion of finance obligation	217	213

Total current liabilities	185,471	318,325

Notes payable, less current portion	625,713	572,300
Bonds payable	325,000	325,000
Finance obligation, less current portion	9,229	9,287
Deferred revenue, less current portion	13,564	14,148
Deferred tax liability	129,948	129,635
Other long term liabilities	8,339	7,670

Total liabilities	1,297,264	1,376,365

Stockholders’ equity
Common stock, $0.01 par value, 150,000,000 shares authorized; 58,319,000 and 57,857,000
shares issued and outstanding as of March 31, 2012 and December 31, 2011	583	579
Additional paid in capital	673,571	670,618
Accumulated other comprehensive loss	(4,371)	(4,061)
Accumulated deficit	(248,762)	(248,523)

Total stockholders’ equity	421,021	418,613

Total liabilities and stockholders’ equity	$1,718,285	$1,794,978

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(UNAUDITED)
	Three Months Ended
In 000s	March 31,	March 31,
	2012	2011

Operating activities:
Net loss	$(239)	$(16,170)

Adjustments to reconcile net loss from continuing operations to net cash provided by operating activities:
Bad debt expense	150	204
Depreciation	6,824	5,934
Amortization of intangibles	19,069	20,379
Non-cash stock compensation expense	2,559	3,343
Excess tax benefit from exercise of equity awards	(269)	(655)
Amortization of debt issuance costs	1,905	1,865
Noncash interest expense, net	145	948
Deferred income tax expense (benefit)	36	(24,396)

Changes in assets and liabilities	(11,362)	26,557

Cash provided by operating activities	18,818	18,009

Investing activities:
Purchases of property, equipment, and software	(5,295)	(2,402)
Capitalized software development costs	(9,040)	(5,311)

Cash used in investing activities	(14,335)	(7,713)

Financing activities:
Borrowings from revolving credit facility	55,000	-
Repayment of notes payable	(1,587)	(1,587)
Repayment of finance obligation	(169)	(164)
Payment of deferred purchase consideration	(120,136)	-
Excess tax benefit from exercise of equity awards	269	655
Issuance of common stock	1,283	1,360
Purchase of treasury shares	(600)	-

Cash (used in) provided by financing activities	(65,940)	264

Net (decrease) increase in cash and cash equivalents	(61,457)	10,560
Cash and cash equivalents, beginning of period	62,947	46,836

Cash and cash equivalents, end of period	$1,490	$57,396

SUPPLEMENTAL REVENUE REPORTING
RECONCILIATION OF GROSS FEES (A NON-GAAP MEASURE) TO NET REVENUE
(UNAUDITED)

In 000s	Three Months Ended March 31,
	2012		2011 (c)			% Change
Non-GAAP gross administrative fees	$104,504		$98,938			5.6%
Other service fees	84,474		75,371			12.1%
Non-GAAP gross fees	188,978	RSO %	174,309	RSO %		8.4%
Non-GAAP RSO	(39,088)	37.4%	(38,186)	38.6%		2.4%
Net revenue	$149,890		$136,123			10.1%

SUPPLEMENTAL SEGMENT REPORTING
RECONCILIATION OF SELECTED NON-GAAP MEASURES TO GAAP MEASURES
(UNAUDITED)

In 000s	Three Months Ended March 31,
	2012		2011		% Change
Net revenue
Spend and Clinical Resource Management ("SCM")	$93,265		$79,334		17.6%
Revenue Cycle Management ("RCM")	56,625		51,225		10.5%
Total net revenue	149,890		130,559		14.8%
Non-GAAP acquisition-related purchase accounting
revenue adjustments [c]	-		5,564
Total non-GAAP net revenue	$149,890		$136,123		10.1%

Non-GAAP Adjusted EBITDA		% margin		% margin
SCM	$41,948	45.0%	$36,150	42.6%	16.0%
RCM	11,618	20.5%	11,470	22.4%	1.3%
Corporate	(7,160)		(6,675)		7.3%
Total non-GAAP Adjusted EBITDA	46,406	31.0%	40,945	30.1%	13.3%

(c) Figures for the three months ended March 31, 2011 include acquisition-related purchase accounting revenue adjustments of $5.6 million, which represent the net amount of: (i) approximately $8.6 million in gross administrative fees and $1.4 million in other service fees primarily based on vendor reporting received from January 1, 2011 through March 31, 2011 relating to purchases made prior to the acquisition date, and (ii) a corresponding revenue share obligation of $4.4 million relating to the same period. There were no related adjustments for the three-month period ended March 31, 2012.

See "Use of Non-GAAP Financial Measures" following financial schedules for more information on non-GAAP measures.

SUPPLEMENTAL REPORTING OF ADJUSTED EBITDA
RECONCILIATION OF SELECTED NON-GAAP MEASURES TO GAAP MEASURES
(UNAUDITED)

In 000s	Three Months Ended March 31,
	2012	2011

Net loss	$(239)	$(16,170)

Depreciation	6,414	5,679
Depreciation (included in cost of revenue)	410	255
Amortization of intangibles, acquisition-related	18,930	20,240
Amortization of intangibles, acquisition-related (included in cost of revenue)	139	139
Interest expense, net	17,179	18,042
Income tax benefit	(125)	(8,181)

Non-GAAP EBITDA	$42,708	$20,004

Share-based compensation	2,559	3,343
Rental income from capitalized building lease	(110)	(109)
Purchase accounting revenue adjustments	-	5,564
Acquisition and integration-related expenses	1,249	12,143

Non-GAAP Adjusted EBITDA	$46,406	$40,945

See "Use of Non-GAAP Financial Measures" following financial schedules for more information on non-GAAP measures.

SUPPLEMENTAL NET INCOME AND EARNINGS PER SHARE REPORTING
RECONCILIATION OF SELECTED NON-GAAP MEASURES TO GAAP MEASURES
(UNAUDITED)
	Three Months Ended March 31,
In 000s, except per share data	2012	2011

Net loss	$(239)	$(16,170)

Pre-tax non-cash, acquisition-related intangible amortization and depreciation	19,542	20,924
Pre-tax non-cash, share-based compensation	2,559	3,343
Pre-tax acquisition and integration-related expenses	1,249	12,143
Pre-tax, purchase accounting revenue adjustments	-	5,564
Pre-tax, deferred payment interest expense accretion	-	817
Tax effect on pre-tax adjustments [d]	(9,340)	(17,116)

Non-GAAP adjusted net income	$13,771	$9,505

Loss Per Share (EPS) - diluted	$(0.00)	$(0.28)

Pre-tax non-cash, acquisition-related intangible amortization and depreciation	0.34	0.37
Pre-tax non-cash, share-based compensation	0.04	0.06
Pre-tax acquisition and integration-related expenses	0.02	0.21
Pre-tax, purchase accounting revenue adjustments	-	0.10
Pre-tax, deferred payment interest expense accretion	-	0.01
Tax effect on pre-tax adjustments [d]	(0.16)	(0.30)

Non-GAAP adjusted EPS - diluted	$0.24	$0.17

Weighted average shares - diluted (in 000s) [e]	57,029	57,233

(d) The Company used a tax rate of 40.0% for the three months ended March 31, 2012 and 2011 to calculate the tax effect of each adjustment since it believes 40.0% will be the Company's normalized long-term tax rate.

(e) Given the Company’s net loss for the three months ended March 31, 2012 and 2011, basic and fully diluted weighted average shares are the same for EPS and non-GAAP adjusted EPS.

See "Use of Non-GAAP Financial Measures" following financial schedules for more information on non-GAAP measures.

SUPPLEMENTAL 2012 ADJUSTED EBITDA GUIDANCE
RECONCILIATION OF SELECTED NON-GAAP MEASURES TO GAAP MEASURES
(UNAUDITED)
	Guidance Range for
	Twelve Months Ending
In 000s	December 31, 2012
	(Low)	(High)

Net Income	$6,500	$12,500

Depreciation	29,900	29,900
Depreciation (included in cost of revenue)	1,600	1,600
Amortization of intangibles, acquisition-related	72,600	72,600
Amortization of intangibles, acquisition-related (included in cost of revenue)	600	600
Interest expense, net	65,700	65,700
Income tax expense	4,300	8,300

Non-GAAP EBITDA	181,200	191,200

Share-based compensation	10,200	10,200
Acquisition and integration-related expenses	2,000	2,000
Rental income from capitalized building lease	(400)	(400)

Non-GAAP adjusted EBITDA	$193,000	$203,000

SUPPLEMENTAL 2012 EARNINGS PER SHARE GUIDANCE
RECONCILIATION OF SELECTED NON-GAAP MEASURES TO GAAP MEASURES
(UNAUDITED)
	Guidance Range for
	Twelve Months Ending
In 000s, except per share data	December 31, 2012
	(Low)	(High)

Net Income	$6,500	$12,500

EPS - diluted	0.11	0.21

Pre-tax non-cash, acquisition-related intangible amortization and depreciation	1.24	1.24
Pre-tax non-cash, acquisition-related intangible depreciation	0.04	0.04
Pre-tax non-cash, share-based compensation	0.17	0.17
Pre-tax acquisition and integration-related expenses	0.03	0.03

Tax effect on pre-tax adjustments [f]	(0.59)	(0.59)

Non-GAAP cash EPS - diluted [g]	$1.00	$1.10

Fully diluted weighted average shares outstanding	59,000	59,000

(f) The Company used a tax rate of 40.0% for the three months ended March 31, 2012 and 2011 to calculate the tax effect of each adjustment since it believes 40.0% will be the Company's normalized long-term tax rate.
(g) Column amounts may not add to total amount due to rounding.

See "Use of Non-GAAP Financial Measures" following financial schedules for more information on non-GAAP measures.

SUPPLEMENTAL NON-GAAP CONTRACTED REVENUE ESTIMATES
(UNAUDITED)

In millions	3.31.11	6.30.11	9.30.11	12.31.11	3.31.12

SCM segment	342.8	344.1	348.3	350.3	356.5
RCM segment	212.6	214.2	213.0	218.4	222.7
Total	555.4	558.3	561.3	568.7	579.2

SUPPLEMENTAL REPORTING OF SHARE-BASED COMPENSATION
EXPENSE INCLUDED IN OPERATING EXPENSES
(UNAUDITED)
In 000s			Three Months Ended
			March 31,
			2012	2011
Amount of share-based compensation included in:
Cost of revenue			501	1,019
Product development expense			93	55
Selling & marketing expense			458	290
General & administrative expense			1,507	1,979

Total			$2,559	$3,343

See "Use of Non-GAAP Financial Measures" following financial schedules for more information on non-GAAP measures.

Use of Non-GAAP Financial Measures
In order to provide investors with greater insight, promote transparency and allow for a more comprehensive understanding of the information used by management and the board of directors in their financial and operational decision-making, the Company supplements its condensed consolidated financial statements presented on a GAAP basis herein with the following non-GAAP financial information: gross fees; gross administrative fees; revenue share obligation; EBITDA; adjusted EBITDA; adjusted EBITDA margin; acquisition-related purchase accounting revenue adjustments; adjusted net income; diluted adjusted EPS; and contracted revenue.

These non-GAAP financial measures may have limitations as analytical tools and should not be considered in isolation or as a substitute for analysis of the Company’s results as reported under GAAP. The Company compensates for such limitations by relying primarily on the Company’s GAAP results and using non-GAAP financial measures only supplementally. Where possible, the Company provides reconciliations of non-GAAP financial measures to the most directly comparable GAAP measures. Investors are encouraged to carefully review those reconciliations. In addition, because these non-GAAP measures are not measures of financial performance under GAAP and are susceptible to varying calculations, these measures, as defined by the Company, may differ from and may not be comparable to similarly titled measures used by other companies.

Gross fees include gross administrative fees the Company receives pursuant to its vendor contracts and all other fees the Company receives from clients. The Company's revenue share obligation represents the portion of the gross administrative fees the Company is contractually obligated to share with certain of its GPO clients. Net administrative fees (a GAAP measure) are the Company's gross administrative fees net of its revenue share obligation. Total net revenue (a GAAP measure) reflects the Company's gross fees net of its revenue share obligation. These non-GAAP measures assist management and the board of directors and may be helpful to investors in analyzing the Company's growth in its Spend and Clinical Resource Management segment given that administrative fees constitute a material portion of the Company's revenue and are paid to the Company by approximately 1,150 suppliers and other vendors contracted by its GPO, and that the Company's revenue share obligation constitutes a significant outlay to certain of its GPO clients.

The Company defines: EBITDA as net income (loss) before net interest expense, income tax expense (benefit), depreciation and amortization; and adjusted EBITDA as net income (loss) before net interest expense, income tax expense (benefit), depreciation and amortization and other non-recurring, non-cash or non-operating items. EBITDA and adjusted EBITDA are used by the Company to facilitate a comparison of its operating performance on a consistent basis from period to period and provides for a more complete understanding of factors and trends affecting our business. These measures assist management and the board of directors and may be useful to investors in comparing the Company's operating performance consistently over time as it removes the impact of its capital structure (primarily interest charges and amortization of debt issuance costs), asset base (primarily depreciation and amortization) and items outside the control of the management team (taxes), as well as other non-cash (purchase accounting adjustments and imputed rental income) and non-recurring items, from the Company’s operational results. Adjusted EBITDA also removes the impact of non-cash share-based compensation expense and certain acquisition-related charges. EBITDA and adjusted EBITDA are not measures of liquidity under GAAP, or otherwise, and are not alternatives to cash flow from continuing operating activities.

Acquisition-related purchase accounting revenue adjustments reflect an estimated reduction of net revenue. Under the Company’s revenue recognition policies, administrative fees are recorded as revenue when reported to the Company by vendors. GAAP relating to business combinations requires that the Company estimate the amount of client supply purchases (the driver of administrative fee revenue) occurring prior to the Broadlane acquisition closing date and to record the fair value of the administrative fees (the asset) to be received from those purchases as an account receivable and any corresponding revenue share obligation as a liability. As vendor reports are received and cash is collected, the Company will not recognize revenue for this acquisition-related purchase accounting revenue adjustment.

The Company defines adjusted net income as earnings excluding non-cash acquisition-related intangible amortization and non-recurring expense items on a tax-adjusted basis, non-cash tax-adjusted shared-based compensation expense and certain acquisition and integration-related expenses on a tax-adjusted basis and diluted adjusted EPS as earnings per share excluding non-cash acquisition-related intangible amortization and non-recurring expense items on a tax-adjusted basis, non-cash tax-adjusted shared-based compensation expense and certain acquisition and integration-related expenses on a tax-adjusted basis. Adjusted net income and diluted adjusted EPS are not measures of liquidity under GAAP, or otherwise, and are not alternatives to cash flow from continuing operating activities. Use of this measure for this purpose allows management and the board of directors to analyze the Company’s operating performance on a consistent basis by removing the impact of certain non-cash and non-recurring items from our operations, and by rewarding organic growth and accretive business transactions. As a significant portion of senior management’s incentive based compensation is based on the achievement of certain diluted adjusted EPS growth over time, investors may find such information useful.

Contracted revenue is a forward-looking operating measure used by management and the board of directors to better understand revenue growth trends within the Company's business segments as it reflects the Company’s current estimate of contractually committed revenue to be generated under existing client contracts in the forward 12-month period. Such information may be useful to investors in their analysis of the Company's revenue growth trends. A reconciliation to the most directly comparable GAAP measure cannot be performed without unreasonable effort.

CONTACT:
MedAssets
Robert Borchert, 678-248-8194
rborchert@medassets.com